                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )


Filed by the Registrant [X] Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12



                              HealthExtras, Inc.

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               (Name of Registrant as Specified In Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                              [LOGO] HealthExtras

                                                                    May 2, 2003

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of HealthExtras, Inc. The meeting will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on June 3, 2003 at 10:00 a.m., Eastern Time.

   The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of PricewaterhouseCoopers LLP, the Company's independent accountants, will be present to respond to appropriate questions of stockholders.

   It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ David T. Blair
                                          DAVID T. BLAIR
                                          Chief Executive Officer

                              HealthExtras, Inc.
                            2273 Research Boulevard
                           Rockville, Maryland 20850
                                (301) 548-2900

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

   The annual meeting of stockholders of HealthExtras, Inc. ("Company") will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on June 3, 2003 at 10:00 a.m., Eastern Time, for the following purposes:

    1. To elect four directors of the Company to terms expiring at the annual meeting of stockholders in the year 2006 and until their successors are elected and qualified;

    2. To adopt the 2003 Equity Incentive Plan;

    3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003; and

    4. To transact any other business that may properly come before the meeting.

   NOTE: The Board of Directors is not aware of any other business to come before the meeting.

   Stockholders of record at the close of business on April 24, 2003 are entitled to receive notice of the annual meeting and to vote at the meeting and any adjournment or postponement of the meeting.

   Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Tom M. Farah

                                          THOMAS M. FARAH
                                          Corporate Secretary

Rockville, Maryland
May 2, 2003

    IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                                PROXY STATEMENT

                                      OF

                              HEALTHEXTRAS, INC.

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 3, 2003

                               -----------------

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HealthExtras, Inc. ("HealthExtras" or the "Company") to be voted at the annual meeting of stockholders of the Company. The annual meeting will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on June 3, 2003 at 10:00 a.m., Eastern Time. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about May 2, 2003.

                          VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

   You are entitled to vote your shares of HealthExtras common stock if the records of the Company showed that you held your shares as of the close of business on April 24, 2003. As of the close of business on that date, a total of 32,394,715 shares of HealthExtras common stock were outstanding. Each share of common stock is entitled to one vote.

Attending the Meeting

   If you are a beneficial owner of HealthExtras common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of HealthExtras common stock held in street name in person at the meeting, you will have to get a written proxy or vote authorization in your name from the broker, bank or other nominee who holds your shares.

Vote Required

   A quorum consisting of a majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

   In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast for the election of directors. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

   In voting on Proposal 2 regarding the adoption of the 2003 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Adoption of the 2003 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

   In voting on Proposal 3 regarding the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. Votes that are withheld and broker non-votes will have no effect on the outcome of Proposal 3.

Voting by Proxy

   This proxy statement is being sent to you on behalf of the Board of Directors of HealthExtras for the purpose of requesting that you vote your shares at the annual meeting. You can vote by executing the enclosed proxy card to allow your shares to be represented and voted in accordance with your instructions at the annual meeting by the persons named as proxies on the proxy card. All shares of HealthExtras common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors.

   The Board of Directors recommends a vote FOR each of its nominees for director, FOR adoption of the 2003 Equity Incentive Plan and FOR ratification of PricewaterhouseCoopers LLP as independent accountants.

   If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, your HealthExtras common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

   You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your shares have been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

   If your HealthExtras common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The Company's Board of Directors will increase its membership from nine to ten members on June 3, 2003. The Board of Directors will continue to be divided into three classes with three-year staggered terms. Approximately one-third of the directors are elected each year. Accordingly, four directors will be elected at the annual meeting to serve for three-year terms until the annual meeting of stockholders in the year 2006 and until their respective successors have been elected and qualified. The nominees by the Board of Directors for election as directors at the annual meeting are Thomas L. Blair, Steven B. Epstein, Carey G. Jury, and Dale B. Wolf. Thomas L. Blair and Carey G. Jury currently are directors of the Company in the class of directors whose terms are expiring in 2003. Steven B. Epstein and Dale B. Wolf have not served on the Board before; they are nominated to fill two positions made available by the increased Board size and the request of Bette B. Anderson that she not be considered for nomination when her term expires in 2003.

   If any nominee is unable to serve, the persons named as proxies on the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

   The Board of Directors recommends a vote FOR the election of all of the nominees.

Directors and Executive Officers

   The following tables set forth certain information with respect to the directors, executive officers and nominees for director of the Company as of April 30, 2003.

                                                                                         Director
                     Name                       Age               Position                Since
                     ----                       ---               --------               --------

Nominees for terms expiring in 2006
Thomas L. Blair/(1)/........................... 58  Chairman of the Board                  1999
Steven B. Epstein.............................. 59  Nominee                                  --
Carey G. Jury/(2)/............................. 53  Director                               2002
Dale B. Wolf................................... 49  Nominee                                  --

Continuing Directors whose terms expire in 2005
David T. Blair................................. 33  Chief Executive Officer and Director   1999
Frederick H. Graefe............................ 59  Director                               2000
Thomas J. Graf/(2)/............................ 54  Director                               1999

Continuing Directors whose terms expire in 2004
William E. Brock............................... 72  Director                               2000
Edward S. Civera............................... 52  Director                               2000
Deanna Strable-Soethout/(2)/................... 34  Director                               2002

Retiring Director whose term expires in 2003
Bette B. Anderson.............................. 74  Director                               2000

--------
(1) Thomas L. Blair is the father of David T. Blair.
(2) Mr. Graf, Mr. Jury, and Ms. Strable-Soethout may be considered nominees of Principal Financial Group, Inc.

Executive Officers who are not directors

                 Name        Age               Position
                 ----        ---               --------
          Michael P. Donovan 44  Chief Financial Officer and Treasurer
          Thomas M. Farah... 49  General Counsel and Secretary
          Kevin C. Hooks.... 41  Executive Vice President
          Stephen J. Konsin. 50  Chief Operating Officer

Biographical Information Of Nominees For Director Whose Terms Will Expire In
2006

   Thomas L. Blair (Chairman and Director since 1999) is the founder of HealthExtras and its predecessors and is currently the Chairman of the Board of Directors of Federal Medical, Inc. and Federal Medical Bank, F.S.B. Mr. Blair served as Chairman and Chief Executive Officer or Co-Chief Executive Officer of United Payors & United Providers, Inc. from January 1995 until its acquisition by BCE Emergis, Inc. in March 2000. Mr. Blair founded America's Health Plan, Inc. in 1989 and served as its President and Chief Executive Officer from 1989 to 1992. From 1992 to 1995, Mr. Blair was President of Initial Managers & Investors, Inc., which business was contributed to United Payors & United Providers. From 1977 until 1988, Mr. Blair was a principal of Jurgovan & Blair, Inc., which developed and managed health maintenance organizations.

   Steven B. Epstein (Not currently a Director of the Company) is a founding member of the law firm of Epstein Becker & Green, P.C., one of the first law firms to specialize in health care law when established in 1973, and which has since grown to over 300 attorneys with 10 domestic offices. Mr. Epstein currently serves as the senior partner in the firm's Washington, DC office and is a member of the firm's Board of Directors and Executive Committee. In 1972, prior to founding Epstein Becker & Green P.C., Mr. Epstein was a legal consultant to the U.S. Department of Health, Education and Welfare. He currently serves on the boards of directors and boards of advisors of numerous health care and venture capital companies and educational institutions.

   Carey G. Jury (Director since 2002) is a Vice President of Principal Life Insurance Company, the operating, wholly-owned subsidiary of Principal Financial Group, Inc. Since joining the Principal Financial Group in 1988, Mr. Jury has served in numerous positions, including Chief Operating Officer for Principal Casualty Insurance Company, Vice President of Non-Medical Market Center for Principal Life Insurance Company, Senior Global Expansion Manager and Managing Director for Principal's acquisitions in Australia, and Executive Vice President, Corporate Investment Services in Australia. He is currently responsible for Group Benefits.

   Dale B. Wolf (Not currently a Director of the Company) has served as Executive Vice President, Chief Financial Officer and Treasurer of Coventry Health Care, Inc. ("Coventry") since 1998. He was Senior Vice President, Chief Financial Officer and Treasurer of Coventry's predecessor, Coventry Corporation, from 1996. Prior to joining Coventry, Mr. Wolf was Executive Vice President of SpectraScan Health Services, Inc., a women's health care services company, from 1995 to 1996. In 1995, Mr. Wolf served as Senior Vice President of Business Development for the MetraHealth Companies, Inc., and from 1988 to 1994, he was Vice President, Special Operations, of the Managed Care and Employee Benefits Operations of The Travelers, an insurance company.

Biographical Information Of Directors Whose Terms Will Expire in 2005

   David T. Blair (Chief Executive Officerand Director since 1999) Mr. Blair initially joined a predecessor of HealthExtras in 1997 as Chief Financial Officer. From 1995 to 1997, Mr. Blair was the Finance Manager of United Payors & United Providers. At United Payors & United Providers, Mr. Blair focused on its initial public offering and several strategic acquisitions. In 1994, Mr. Blair co-founded Continued Health Care Benefit Program, which administers health care benefits to individuals leaving the United States armed forces. In 1995, this program was merged into United Payors & United Providers.

   Frederick H. Graefe (Director since 2000) is a partner in the Washington, D.C. office of the law firm of Hunton & Williams. From 1988 to 2002, he was a partner in the Washington, D.C. office of Baker & Hostetler, L.L.P. From 1980 to 1987, he was a partner at Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey. He worked for Howrey & Simon from 1975 and 1979 after serving a two-year clerkship for the Honorable Howard F. Corcoran, United States District Judge for the District of Columbia.

   Thomas J. Graf (Director since 1999) has served as a Senior Vice President of the Principal Financial Group, Inc. and its predecessor since January 1994. Mr. Graf has held several executive positions with Principal Financial Group, Inc., including Chief Actuary, Chief Information Officer, head of the Group Insurance Business unit, head of Strategic Planning, and currently serves as the head of Investor Relations.

Biographical Information For Directors Whose Terms Will Expire In 2004

   William E. Brock (Director since 2000) has served as Senior Counsel and Trustee of the Center for Strategic and International Studies in Washington, D.C. since 1994. From 1988 to 1994, Mr. Brock served as Chairman of the Brock Group, a consulting firm. From 1988 to 1991, he served as the Chairman of the National Endowment for Democracy. From 1985 to 1987, he served as the United States Secretary of Labor and from 1981 to 1985, he was a United States Trade Representative. Mr. Brock has also served for eight years as a member of the United States House of Representatives and for six years as a member of the United States Senate. Mr. Brock is a director of On Assignment, Inc.

   Edward S. Civera (Director since 2000) is currently a merger and acquisition consultant. From 1997 to 2000, Mr. Civera served as President, Chief Operating Officer and in 1999 Co-Chief Executive Officer of United Payors & United Providers. Prior to joining United Payors & United Providers, Mr. Civera was a managing partner with PricewaterhouseCoopers LLP, where he served for 25 years.

   Deanna D. Strable-Soethout (Director since 2002) is a Vice President of Principal Life Insurance Company, the operating, wholly-owned subsidiary of Principal Financial Group, Inc. Since joining Principal Financial Group in 1989, Ms. Strable-Soethout has served in numerous positions, including Dental and Vision Product Director, Second Vice President, and Chief Financial Officer of Disability Products, and currently serves as the head of the Disability Division.

Biographical Information Of Director Retiring With Expiration Of Term In 2003

The Board announces with regret, Bette B. Anderson's decision to retire from the Board of Directors. Ms. Anderson has been a director since the Company's initial public offering. The Company and the Board of Directors wish to express their appreciation for her distinguished years of service. Ms. Anderson's forthright leadership, sensible guidance and valuable experience have significantly benefited HealthExtras and its stockholders. Ms. Anderson will be missed not only by her fellow Directors and Committee members, but by senior management as well. Our best wishes to Ms. Anderson and her family.

   Bette B. Anderson(Director since 2000) has served as Vice Chairman of Kelly, Anderson and Associates, management consultants, since 1995. She served as its President from 1989 through 1995. Ms. Anderson has served on the Board of Directors for ITT Corporation, ITT Educational Services, ITT Hartford Insurance and American Banknote Corp. She was Chairman of the United States Treasury Historical Association and the Advisory Council of the Girl Scouts of the United States of America. Previously, Ms. Anderson served as Under Secretary of the United States Department of the Treasury and prior to that, she was Senior Vice President in charge of credit administration for the Citizens and Southern National Bank of Savannah, Georgia.

Director Changes During 2002

   Ms. Julia M. Lawler, an employee of Principal Financial Group, Inc., resigned as a director, effective March 1, 2002, due to increased demands for her services at Principal Financial Group, Inc. On March 5, 2002, pursuant to the Company's Bylaws, Mr. Carey G. Jury, also an employee of Principal Financial Group, Inc., was elected by the Board of Directors to fill that vacancy and to serve as a director for the remainder of the applicable term.

   Ms. Karen Shaff, an employee of Principal Financial Group, Inc., resigned as a director, effective September 17, 2002, due to increased demands for her services at Principal Financial Group, Inc. On October 8, 2002, pursuant to the Company's Bylaws, Ms. Deanna Strable-Soethout, also an employee of Principal Financial Group, Inc., was elected by the Board of Directors to fill that vacancy and serve as a director for the remainder of the applicable term.

Biographical Information of Executive Officers who are not Directors

   Michael P. Donovan joined HealthExtras in April 1999 as Chief Financial Officer. From early 1998 until early 1999, Mr. Donovan was engaged in a variety of technology and business development activities for HealthExtras. From 1992 to 1997, Mr. Donovan served as Senior Vice President of Business and Technology Development for PHP Healthcare Corporation. From 1989 to 1992, Mr. Donovan served as Chief Financial Officer of Direct Health, Inc. Prior to that, Mr. Donovan was a Senior Manager for KPMG, LLP, then KPMG Peat Marwick, responsible for a variety of technology and health care clients.

   Thomas M. Farah joined HealthExtras in March 2002 as General Counsel and was appointed Corporate Secretary of the Company in March 2003. Prior to joining HealthExtras, Mr. Farah was General Counsel of Federal Medical, Inc. From 1978 to 1986, Mr. Farah was an associate, and from 1986 to 2001 was a member, of the law firm of Epstein Becker & Green, P.C. in its Washington, DC office. Mr. Farah's practice involved providing legal advice to health care companies on regulatory, corporate and transactional matters.

   Kevin C. Hooks is the Executive Vice President of HealthExtras and the President of Catalyst Rx, a wholly-owned subsidiary of HealthExtras. He founded Catalyst Rx in 1994 and has served in his current capacity since that date. Prior to founding Catalyst Rx, Mr. Hooks served as General Manager and Marketing Director for Horizon Healthcare from 1982 to 1994. Mr. Hooks is a licensed clinical pharmacist.

   Stephen J. Konsin joined HealthExtras in September 2002, and was appointed Chief Operating Officer in March 2003. From 2001 to 2002, Mr. Konsin served as President of RxPartners, a national specialty pharmacy services company owned by the University of Pittsburgh Health System. From 1995 to 2001, Mr. Konsin served as the Executive Vice President and Chief Operating Officer of RPS, a national provider of pharmacy services to the AARP, and served as Senior Vice President of Operations from 1993 to 1995 for Systemed, a national provider of prescription benefit management services. From 1976 to 1994, Mr. Konsin held various positions within the Thrift Drug Company, a division of J.C. Penney Inc.

The Board, Board Committees and Meetings

   The Board of Directors conducts business through meetings and the activities of the Board and its committees, including taking actions by unanimous written consents. During the fiscal year ended December 31, 2002, the Board met six (6) times. All of the incumbent directors attended at least 75% of the total number of Board meetings held and committee meetings on which such directors served during their tenure on the Board during 2002.

   The Board of Directors acts as the Nominating Committee for the annual selection of nominees for election as directors. While the Board of Directors retains the right to consider any candidate for nomination, the Executive Committee of the Board, as of January 7, 2003, was assigned responsibility for conducting the search for candidates for consideration by the Board of Directors. The vote of a majority of the independent directors of the Board of Directors is required to nominate an individual for the Board of Directors. In addition, the Board of Directors will consider suggestions from stockholders for nominees to the Board of Directors that are timely received in proper written form. To be in proper written form, a stockholder's notice should set forth in writing

(i) as to each person whom the stockholder proposes to be nominated for election as a director, all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company that are beneficially owned by such stockholder.

   The Executive Committee acts for the Board of Directors when Board action is required between meetings. The members of the Executive Committee are Thomas L. Blair, Thomas J. Graf and Edward S. Civera. This committee was established March 5, 2002. The Committee held five (5) meetings during 2002.

   The Audit Committee consists of Bette B. Anderson, William E. Brock and Edward S. Civera, all of whom are considered to be independent for purposes of the requirements of the Nasdaq National Stock Market. Acting under a written charter adopted by the Board of Directors, the Audit Committee annually reviews the qualifications of, and appoints the Company's independent certified public accountants. The Audit Committee approves the planning and fees for, and the results of, the annual audit of the Company's financial statements. The Audit Committee held three (3) meetings in 2002, each of which was attended by all three directors.

   From January 1, 2002 to March 4, 2002, the Compensation Committee members were Bette B. Anderson, William E. Brock and Edward S. Civera. On March 5, 2002, Carey G. Jury was added to the Compensation Committee by the Board of Directors. The Compensation Committee has the responsibility of recommending salary and incentive compensation for executive officers to the Board of Directors. The Compensation Committee held three (3) meetings in 2002, each of which was attended by all four directors.

Directors' Compensation

   Directors who are not employees of the Company are entitled to receive a fee of $2,500 for each Board of Directors meeting and $500 for each committee meeting attended, plus travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. Moreover, as outlined in the 2000 Directors' Stock Option Program, each non-employee director at the time of election or appointment is granted a Director Option to purchase 15,000 shares. Subsequent grants for Director Options for 5,000 shares of Company common stock are granted automatically without further action by the Board of Directors to each non-employee director, who has been a director since the previous annual meeting of stockholders, on the day after each Annual Meeting of Stockholders. The exercise price of options granted under the Directors' Stock Option Plan is set at the fair market value of the Company's common stock on the date of grant. Mr. Thomas Blair and the directors employed by Principal Financial Group, Inc. have waived their right to compensation for performing services as directors of the Company.

           PROPOSAL 2 -- ADOPTION OF THE 2003 EQUITY INCENTIVE PLAN

General

   On March 4, 2003, the Board of Directors approved the Company's 2003 Equity Incentive Plan (the "Plan"), subject to adoption by the Company's stockholders. Like the stock option plans adopted in December 1999 and October 2000, the 2003 Equity Incentive Plan will allow the Company to use stock options to secure the future acquisition of other businesses, and to ensure that key officers, employees and other persons (from any acquired business, as well as from the current business of the Company) whose services are important to the current activities of the Company or to realizing the value of any acquired business, have a proprietary interest in the performance and success of the Company. In addition to the qualified and non-qualified options available through traditional stock option plans, the 2003 Equity Incentive Plan will allow the Company to make direct grants of restricted shares of the Company's common stock, as described in greater detail below.

   The 2003 Equity Incentive Plan supplements the Company's 1999 Stock Option Plan and the 2000 Stock Option Plan. In the opinion of the Board of Directors, the 1999 and 2000 Stock Option Plans (which as of December 31, 2002, had a total of 183,500 options remaining) no longer have sufficient options available to support future acquisitions or to provide an adequate resource to attract and retain the expert services the Company may require in the foreseeable future. It is the intent of the Board that the Committee appointed to administer the Plan recognize that the primary purpose of the Plan is to support future business acquisitions and recruit key personnel to the Company.

The Board of Directors recommends a vote FOR the adoption of the 2003 Equity Incentive Plan.

   A table summarizing the combined status of the Company's 1999 Stock Option Plan, and 2000 Stock Option Plan, as well as the 2000 Directors' Stock Option Program, follows the narrative description of the Plan below.

   The following summary is a brief description of the material features of the 2003 Equity Incentive Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

Summary of the Plan

   Type of Awards. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, Non-Statutory Stock Options ("NSOs"), which do not satisfy the requirements for ISO treatment, and Restricted Stock Awards ("RSAs").

   Administration. The Plan is to be administered by a committee of two or more disinterested directors (the "Committee") to be appointed by the Board of Directors. Subject to the terms of the Plan and resolutions of the Board of Directors, the Committee will interpret the Plan and will be authorized to make all determinations and decisions thereunder. The Committee will also determine the participants to whom stock options and RSAs will be granted, the type of stock options that will be granted, the amount of stock options and RSAs that will be granted and the terms and conditions applicable to such awards. The Board may also appoint one or more separate committees of the Board consisting of one or more directors who are not considered disinterested, and such committee(s) may grant stock options and RSAs, and administer the plan, with respect to those who are not officers of the Company. (These committees are deemed included in any reference to the "Committee" when it may relate to administering the Plan with respect to individuals who are not officers of the Company.)

   Participants. All employees and consultants of the Company and its subsidiaries are eligible to participate in the Plan.

   Number of Shares of Common Stock Available. The Company has reserved 1,500,000 shares of common stock for issuance under the Plan. Shares of common stock to be issued under the Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to a stock option that expires or is terminated unexercised, or an unvested or canceled RSA, will again be available for issuance under the Plan.

   Terms of Stock Option Grants. The exercise price of each ISO or NSO will not be less than 100% of the fair market value of the Company common stock on the date the ISO or NSO is granted. The plan does not permit the repricing of previously granted stock options or the cancellation and regrant of stock options without stockholder approval. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000.

   The exercise price of a stock option may be paid in cash or Company common stock, or through a broker initiated cash-less exercise, if permitted by the Committee. Each stock option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Stock options may become exercisable at such times and in such installments as the Committee determines or as may be specified in the Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the Plan. However, no stock option may be exercised after the tenth anniversary of the date the stock option was granted. The Committee may, at any time and without additional consideration, accelerate the date on which a stock option becomes exercisable.

   Currently, under accounting principles generally accepted in the United States of America, compensation expense is not recognized with respect to the award of options to officers and employees of the Company and its subsidiaries. However, in light of increased investor security and additional accounting guidelines recommended by the Financial Accounting Standards Board, the Company is currently evaluating its method of accounting for stock options and the impact of the recommended guidance on the Company's financial position, and results of operations.

   Terms of Restricted Stock Awards. Subject to the terms of the Plan, the Committee has the authority to determine the number of shares subject to an RSA and the dates on which an RSA will vest. RSAs vest in accordance with the terms of the Plan and as specified in each RSA recipient's award agreement. The Committee may, at any time and without additional consideration, accelerate the time period in which an RSA vests. RSAs are transferable only by will or the laws of descent and distribution.

   The Plan also provides that RSA recipients are entitled to receive amounts equal to accumulated cash and stock dividends or other distributions (if any) with respect to the shares awarded in the form of restricted stock. In addition, RSA recipients may vote the shares of Company common stock awarded to them in the form of an RSA.

   Effect of a Change in Control. In the event of a change in control (as defined in the Plan) each outstanding stock option and RSA will become fully vested. Vested stock options will remain exercisable for their unexpired term.

   Term of the Plan. The Plan will be effective upon shareholder approval. The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten years after the effective date or (ii) the issuance of all reserved shares of Company common stock under the Plan. The Company may suspend or terminate the Plan at any time, provided the termination or suspension does not affect the rights of Plan participants.

   Amendment of the Plan. The Plan allows the Board to amend the Plan in certain respects without stockholder approval, unless such approval is required to comply with a tax law, regulatory requirement or specific provision of the Plan.

   Certain Federal Income Tax Consequences. The following brief description of the material tax consequences of stock options and RSAs granted under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

   Stock Options. There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

   On exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

   Restricted Stock Awards. A participant who has been awarded an RSA under the Plan and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the RSA lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time.

   An RSA recipient who makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse.

   New Plan Benefits. The Company anticipates that following stockholder adoption of the Plan, it will make grants to officers and employees at levels consistent with other peer institutions. However, the Board has not made specific determinations regarding the size or timing of individual awards.

   The following table sets forth information, as of December 31, 2002, about the Company common stock that may be issued upon exercise of options under the 1999 Stock Option Plan, the 2000 Stock Option Plan and the 2000 Directors' Stock Option Program, all of which were approved by the Company's stockholders.

                                                                                           Number of securities
                                               Number of securities Weighted-average       remaining available
                                                to be issued upon   exercise price of   for future issuance under
                                                 the exercise of       outstanding         equity compensation
                                               outstanding options, options, warrants  plans (excluding securities
                Plan category                  warrants and rights     and rights     reflected in the first column)
                -------------                  -------------------- ----------------- ------------------------------
Equity compensation plans approved by security
  holders.....................................      4,867,125             5.16                   293,500
Equity compensation plans not approved by
  security holders............................              0                0                         0
Total.........................................      4,867,125             5.16                   293,500

               PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

   The Audit Committee, comprised of independent members of the Board of Directors, has appointed PricewaterhouseCoopers LLP to be the independent public accountants of the Company for the 2003 fiscal year, subject to ratification by stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

   If the ratification of the appointment of the independent accountants is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent accountants will be considered by the Audit Committee.

   The Audit Committee of the Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants.

Audit Fees

   The aggregate fees the Company paid to PricewaterhouseCoopers LLP for the annual audit and for the review of the Company's Form 10-Q quarterly reports for the year ended December 31, 2002 totaled approximately $191,800.

All Other Fees

   The aggregate fees the Company paid to PricewaterhouseCoopers LLP for all other non-audit services, including acquisition, private placement and tax-related services for the year ended 2002 totaled approximately $114,000.
The Audit Committee believes that these non-audit fees are compatible with PricewaterhouseCoopers maintaining its independence with respect to the Company.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that are likely to be brought before the annual meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named as proxies on the enclosed proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the cash and non-cash compensation paid to or earned by the Chief Executive Officer during 2002 and the other executive officers of the Company as of December 31, 2002 who received more than $100,000 during 2002.

                                                            Long-Term Compensation
                                                          ---------------------
                                Annual Compensation                 Awards
-                         ------------------------------- ---------------------       ------------
                                                          Restricted
                                             Other Annual   Stock      Securities      All Other
Name and Principal Fiscal             Bonus  Compensation   Awards     Underlying     Compensation
    Positions       Year  Salary ($)   ($)      ($)(1)       ($)       Options (#)       ($)(2)
    ---------      ------ ---------- ------- ------------ ---------- -----------      ------------
 David T. Blair...  2002   $280,000  $33,181      $ --       $ --     1,000,000/(3)/     $6,000
 Chief Executive    2001    234,600   70,000        --         --    (1,500,000)/(3)/     5,750
   Officer........
                    2000    165,000       --    20,000         --       500,000           5,750
 Michael P.         2002    240,000   28,000        --         --       400,000/(3)/      6,000
   Donovan........
 Chief Financial    2001    210,000   50,000        --         --      (600,000)/(3)/        --
   Officer........
                    2000    210,000       --        --         --       400,000              --
 Thomas M. Farah..  2002    112,500   20,000        --         --       125,000              --
 General Counsel..
 Kevin C. Hooks...  2002    150,000   20,000        --         --            --           6,000
 Executive Vice     2001     25,000       --        --         --       400,000              --
   President......

--------
(1) Does not include the aggregate amount of perquisites and other personal benefits which did not exceed the lesser of $50,000 or 10% of any individual's total salary and bonus for the year.
(2) Represents matching 401(k) contribution.
(3) In 2001, the Board of Directors Compensation Committee adopted a measure to allow, at their election, Messrs. Blair and Donovan to surrender these 1999 option awards in December 2001 in exchange for future option grants at a 2:3 ratio (1,000,000 and 400,000 options, respectively) having an exercise price equal to the greater of fair market value on the date of grant (which would be six months and one day after the surrender of the 1999 options) or $6.62 per share. Messrs. Blair and Donovan elected to surrender these options in exchange for such future option grants.

Option Grants in Last Fiscal Year

   The following table provides information regarding stock option grants to Messrs. Blair, Donovan, Farah and Konsin during the year ended December 31, 2002.

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                  % of Total                                  Annual Rates of Stock
                              Number of       Options Granted to    Exercise                 Price Appreciation for
                        Securities Underlying      Employees        Price Per  Expiration         Option Terms
         Name           Options Granted /(1)/ in Fiscal Year /(2)/    Share       Date            5%        10%
         ----           --------------------- -------------------  ----------- ---------- ------------------------
David T. Blair/(4)/....       1,000,000               34%          $      6.62  7/01/2012 $    -- /(3)/ $3,350,921/(3)/
Michael P. Donovan/(4)/         400,000               14%                 6.62  7/01/2012      -- /(3)/  1,340,368/(3)/
Thomas M. Farah........         125,000                4%           2.42--4.00 4/1/2012 -  459,605         900,952
                                                                               12/10/2012
Stephen J. Konsin......         160,000                5%                 3.60  8/20/2012  461,209       1,049,069

--------
(1) All of the options granted vest in four equal annual installments beginning on the first anniversary of the date of grant.
(2) A total of 2,957,000 options were granted in 2002.
(3) As of December 31, 2002, the exercise price of these options was in excess of the market price of the underlying common stock. The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation for HealthExtras' common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period.
(4) See Footnote (3) to immediately preceding "Summary Compensation Table."

Option Value at Fiscal Year End

   The following table provides information regarding unexercised stock options for Messrs. Blair, Donovan, Farah, Hooks and Konsin as of December 31, 2002. Messrs. Blair, Donovan and Hooks did not exercise any stock options during the year ended December 31, 2002.

                          Number of Securities           Value of Unexercised
                        Underlying Unexercised Options   In-the-Money Options
                         at Fiscal Year-End (#)         at Fiscal Year-End ($)
                        ------------------------------ -------------------------
            Name        Exercisable    Unexercisable   Exercisable Unexercisable
            ----        -----------    -------------   ----------- -------------
     David T. Blair....   250,000        1,250,000         $--       $     --
     Michael P. Donovan   200,000          600,000          --             --
     Thomas M. Farah...        --          125,000          --        164,250
     Kevin C. Hooks....   100,000          300,000          --             --
     Stephen J. Konsin.        --          160,000          --         72,000

Employment Agreements

   HealthExtras has executed employment agreements with David T. Blair and Michael P. Donovan, both of which were effective January 1, 2000. The Company also has an employment agreement with Mr. Hooks, which was effective November 15, 2001.

   The employment agreement for Messrs. Blair and Donovan are substantially similar, except for a bonus arrangement for Mr. Blair, and provide for three-year terms and automatically renew for an additional two years unless a notice of non-renewal is given six months prior to the expiration date. Mr. Blair's base salary, pursuant to his employment agreement and established by the Compensation Committee, is now $320,000 per year. In addition, Mr. Blair is entitled to a bonus equal to one percent of HealthExtras' annual after-tax profits. Mr. Donovan's base salary, pursuant to his employment agreement is now $240,000 per year. Base salary may be increased by the Board of Directors, in the case of Mr. David Blair, and by the Chief Executive Officer, in the case of Mr. Donovan. In addition to base salary, the employment agreements provide for, among other things, participation by the executives in employee benefit plans, an automobile allowance and other fringe benefits and reimbursement of reasonable expenses incurred in promoting our business.

   The employment agreement for Mr. Hooks is substantially similar to those executed by Messrs. Blair and Donovan. Mr. Hook's employment agreement provides for a term expiring on December 31, 2003 and may be extended by mutual consent of the Company and Mr. Hooks. Mr. Hook's base salary is now $225,000 per year. Mr. Hooks is entitled to a bonus based on certain revenue and profit targets.

   Upon an executive's termination for cause, or upon an executive's voluntary resignation, that executive shall be entitled only to such compensation and benefits as shall have accrued through the date of the executive's termination or resignation, as the case may be. In the event that an executive is terminated for any reason other than cause or voluntary resignation, including termination by reason of death or disability, then in the cases of Messrs. Blair or Donovan, that executive shall receive payments under the employment agreement due for the remaining term of the employment agreement, provided that such payment shall not be less than the payment due for a 12 month period; or in the case of Mr. Hooks, such salary and benefits shall be provided to Mr. Hooks or his estate for the balance of the initial term of the agreement. Upon an executive's voluntary resignation or termination for cause during the term of the agreement, each employment agreement provides that, for a period of two years from the date of termination, the executive will not compete directly or indirectly with HealthExtras' business, nor will the executive solicit or contract with entities contracting with HealthExtras.

   The report of the Compensation Committee, the report of the Audit Committee and the stock performance graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors is responsible for the establishment and administration of the compensation programs for the Company's Chief Executive Officer, Mr. David T. Blair, and other executive officers, including the executive officers whose compensation is reported in the Summary Compensation Table of this Proxy Statement.

   The Compensation Committee of the Company's Board is composed of the directors named below, none of whom is an officer or employee of the Company, and all of whom are outside directors within the meaning of Section 162(m) of the Internal Revenue Code. These independent directors are responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives.

   The Committee believes that the compensation program should align compensation with the executives' management skills, Company performance, and shareholder returns. The following goals underlie the Committee policies:

    . To attract and retain key executives who possess the management skills and experience vital to the long-term success of the Company.

    . To provide compensation that is competitive and consistent with executive compensation levels found in similar companies.

    . To motivate executives to enhance long-term shareholder value by building their ownership in the Company.

    . To make the compensation program an integral part of the Company's long-term planning and management process.

   The key components of the compensation program are: base salary, annual bonus compensation, and long-term incentive awards comprised of equity participation. These components allow the Company to provide competitive compensation and benefits, recognize individual performance and tie management's interest in the Company with the interest of the Company's stockholders.

Base Salary

   The Company's compensation policy for its executive officers is to provide a base salary which is reviewed annually by the Compensation Committee. It is the Compensation Committee's intent that the salaries of the Company's executives be competitive with those of executives with like responsibilities in companies of similar size and industry grouping.

Short Term Incentives

   The short-term compensation incentives available for executive officers of the Company are composed of annual cash incentive bonuses, and, in certain circumstances, additional discretionary cash bonuses in recognition of exceptional strategic contributions and performance. In addition, the Committee considers the appropriateness of performance bonuses for all executives based on the executive team's development and execution of strategic initiatives, its mentoring of employees, and its exercise of corporate leadership, as well as to recognize an individual executive for his or her specific contributions to the executive team.

   The bonuses, as shown in the Summary Compensation Table, were awarded based on the achievement of financial objectives, the successful implementation of strategic initiatives endorsed by the Board, and the completion and integration of recent acquisitions. These bonuses were also evaluated in concert with base compensation paid during the year, other benefits received by the executives and prevailing levels of incentive cash compensation paid to an executive with comparable levels or responsibility in similar businesses and industries.

Long-term Incentives

   In 2001, the Compensation Committee also recommended, and the Board approved, a voluntary plan regarding certain stock options held by senior executives including Messrs. Blair and Donovan. In general, the Board approved a plan by which qualified individuals were offered the opportunity to surrender the 1999 stock option awards, and receive, at a future grant date six-months and one day beyond the surrender date, up to two-thirds the number of options surrendered. The terms of the offer were designed to preclude management from benefiting from any price declines in the stock during the six-month period prior to the award. Accordingly, the exercise price of the new option awards was set at the greater of $6.62 (which is 120% of the market price of the Company's common stock on the date the Board of Directors adopted the plan) or the fair market value of the stock on the date of the grant. The pricing and number of options awarded were evaluated in light of prevailing concerns about the appropriate management incentives and reflect a balance, which the Board believed appropriate, given the performance of the business and the executives' roles in the ongoing development and implementation of certain corporate objectives. In December 2001, Messrs. Blair and Donovan elected to surrender 1,500,000 and 600,000 options, respectively in exchange for such future option grants. In 2002, Messrs. Blair and Donovan received new option awards of 1,000,000 and 400,000, respectively six-months and one day after their surrender dates. The exercise price for each option is $6.62.

Executive Compensation

   During 2002, the Compensation Committee recommended, and the Board approved an annual salary increase for Mr. Blair. Mr. Blair's base compensation for 2003 was raised to $320,000, which the Compensation Committee determined to be appropriate given the scope of his responsibilities, the complexity of the Company's diverse business operations, the levels of base compensation paid to chief executives at comparably sized businesses and primarily to reflect his ongoing responsibility for, and contributions to, the achievement of priority objectives established for the business.

2003 Equity Incentive Plan

   In 2003, the Compensation Committee retained an independent executive compensation consultant to evaluate and compare the Company's stock compensation plans with plans at companies of similar size, industry grouping and levels of performance. The methodologies, including review of industry peers, the comparability of differing incentive structures and an analysis of stock option overhang, were developed independent of management in order to insure objectivity in the consultant's engagement and conclusions. Based on a review of the consultant's findings and in depth discussions concerning the:

    .  industry's prevailing compensation practices,

    . increasing investor scrutiny regarding the granting of stock options to senior executives,

    . adequacy of the Company's existing stock option plans to assist in the recruitment and retention of key employees, and

    . continued availability of stock options as a significant component of successful future acquistion bids,

   the Compensation Committee recommended that the Board of Directors approve the 2003 Equity Incentive Plan and recommend presentation to the stockholders for adoption. The 2003 Equity Incentive Plan is included in Exhibit A.

                                          Compensation Committee
                                              Bette B. Anderson
                                              William E. Brock
                                              Edward S. Civera
                                              Carey G. Jury

                               PERFORMANCE GRAPH

   The following graph compares the performance of the Company's common stock with the cumulative total return of companies in the Nasdaq Stock Market (U.S. Companies) Index and the Russell 2000 Index. All indices shown in the graph have been reset to a base of 100 as of December 14, 1999 and assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has not ever paid cash dividends on its Common Stock.

                              Comparative Returns
                HealthExtras, Inc., The Nasdaq Market Index and
                            The Russell 2000 Index

                                    [CHART]

                                       Nasdaq Stock      Russell
               HealthExtras, Inc.      Market Index     2000 Index
               ------------------      ------------     ----------
12/14/99            $100.00              $100.00         $100.00
12/31/99            $133.33              $113.93         $109.08
12/31/00             $38.89               $69.17         $104.49
12/31/01             $63.44               $54.61         $105.56
12/31/02             $45.00               $37.39          $82.79


                                    Summary
                               12/14/99 12/31/99 12/31/00 12/31/01 12/31/02
                               -------- -------- -------- -------- --------
     HealthExtras............. $100.00  $133.33  $ 38.89  $ 63.44   $45.00
     Nasdaq Stock Market Index $100.00  $113.93  $ 69.17  $ 54.61   $37.39
     Russell 2000 Index....... $100.00  $109.08  $104.49  $105.56   $82.79

--------
Notes:
A. The lines represent the index levels as of the dates set forth.
B. If a specified date is not a trading day, the preceding trading day is used.
C. The index level for all series was set to $100.00 on 12/14/99, the first day of trading for HealthExtras, Inc. common stock. The common stock closed at $9 per share on that date.

                            AUDIT COMMITTEE REPORT

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The three Audit Committee members meet the independence and experience requirements of the SEC. The Board of Directors has approved the written charter that governs the Audit Committee. The Committee has adopted, and annually reviews, the approved charter outlining the practices the Committee follows. In accordance with its written charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

   Management is responsible for the Company's internal controls over the financial reporting process. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report of its audit. The Committee's responsibility is to oversee and monitor these activities on behalf of the Board of Directors.

   The Committee recommended to the Board of Directors the engagement of PricewaterhouseCoopers as the Company's independent auditors for the year ended December 31, 2002. The Committee has reviewed with the Company's financial management and independent auditors the overall audit scope and plans, results of the audit, evaluations by the auditors of the Company's internal controls, the quality of the Company's financial statements, and other matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

   In addition, the Audit Committee received written disclosures and the letter from PricewaterhouseCoopers as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with auditors' independence.

   The Committee, with all members attending, held meetings with management and the independent auditor three times during the course of the year. Each meeting included an executive session of only Committee members with the independent auditor. Management has represented to the Committee that the Company's consolidated financial statements for the year ended December 31, 2002, were prepared in accordance with generally accepted accounting principals. Management has also advised the Committee that there were no significant deficiencies in the design and operation of the Company's internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data. Management was required to advise the Committee of any instances of fraud relating to employees who had a significant role in the Company's internal controls.

   Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principals, reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management accounting judgments, members of the Audit Committee asked for management's representations and reviewed certifications prepared by the CEO and CFO that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material responses, the financial condition and results of operations of the Company.

   In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee reviews the Company's quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

   We received the following information concerning the fees of the independent auditor of the years ended December 31, 2002 and 2001, and have determined that the provisions for these services is compatible with maintaining the independence of the independent auditor:

                                             2002     2001
                   -                       -------- --------
                   Audit services/(1)/.... $191,803 $193,611
                   Audit related fees/(2)/ $ 85,615 $286,042
                   Tax services/(3)/...... $ 28,103 $ 28,780

--------
(1) Includes statutory audits, comfort letters, comments and review of filings with the SEC
(2) Includes due diligence related to acquisitions and audits related to acquisitions
(3) Includes tax compliance, tax consultation and planning.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers to be the independent public accountants for the Company for the year ending December 31, 2003 and has directed the Board of Directors to submit such selection to the stockholders for ratification.

                                             Audit Committee
                                             Bette B. Anderson
                                             William E. Brock
                                             Edward S. Civera

                                STOCK OWNERSHIP

   The following table provides information as of April 24, 2003, derived from beneficial ownership reports filed with the SEC and furnished to the Company, and other information provided to the Company, about the shares of HealthExtras common stock that may be considered to be owned beneficially, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, by each beneficial owner of more than 5% of the Company's outstanding common stock, by each director or nominee for director of the Company, by each of the named executive officers in the executive compensation table, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown, and the business address of such person is HealthExtras, Inc., 2273 Research Boulevard, Second Floor, Rockville, Maryland 20850.

                                                                             Percent of
                                                                   Number of   Common
                                                                    Shares      Stock
                                                                     Owned   Outstanding
                               Name                                --------- -----------
Principal Financial Group, Inc./(1)/.............................. 8,840,000    27.3%
Thomas L. Blair/(2)/.............................................. 7,075,000    21.8%
David T. Blair/(3)/...............................................    38,000       *
Michael P. Donovan/(4)/...........................................   266,667       *
Thomas M. Farah...................................................    16,000       *
Kevin C. Hooks....................................................   685,763     2.1%
Stephen J. Konsin.................................................        --       *
Bette B. Anderson/(5)/............................................    10,000       *
William E. Brock/(5)/.............................................        --       *
Edward S. Civera/(6)/.............................................        --       *
Steven B. Epstein.................................................        --       *
Thomas J. Graf/(1,7)/.............................................    20,000       *
Frederick H. Graefe/(8)/..........................................       100       *
Carey G. Jury/(1,7)/..............................................        --      --
Deanna Strable-Soethout /(1,7)/...................................        --       *
Dale B. Wolf......................................................     2,000       *
All directors and executive officers as a group (13 persons) /(7)/ 8,111,530    25.0%

--------
*  Less than 1% of outstanding shares.
(1) Thomas J. Graf, Carey G. Jury and Deanna Strable-Soethout, directors of HealthExtras, are employed by Principal Financial Group, Inc. or one of its affiliates. The address of Principal Financial Group, Inc. is 711 High Street, Des Moines, Iowa 50392.
(2) Thomas L. Blair and his wife may be deemed the beneficial owners of an aggregate of 7,075,000 shares of common stock. Of the total shares, Mr. Blair has sole power to vote and to invest 3,353,500 shares and Mrs. Blair has sole power to vote and to invest 3,721,500 shares. Mr. and Mrs. Blair have granted an option to an unrelated corporation to purchase up to 3,230,000 of their shares of HealthExtras common stock, subject to certain terms and conditions.
(3) Does not include options to purchase 250,000 shares of common stock at an exercise price of $4.63 per share (which are exercisable) and 87,500 shares of common stock at an exercise price of $4.63 per share (which become vested on June 7, 2003).
(4) Does not include options to purchase 200,000 shares of common stock at an exercise price of $4.63 per share, (which are exercisable) and 70,000 shares of common stock at an exercise price of $4.63 (which become vested on June 7, 2003).
(5) Does not include options to purchase 15,000 shares of common stock granted on June 7, 2000, with an exercise price of $4.63 per share, and options to purchase 5,000 shares of common stock granted June 6, 2001, with an exercise price of $9.65 per share, and options to purchase 5,000 shares of common stock granted June 5, 2002, with an exercise price of $4.78 per share.

(6) Does not include options to purchase 15,000 shares of common stock granted on April 1, 2002, with an exercise price of $2.42 per share, and options to purchase 5,000 shares of common stock granted June 5, 2002, with an exercise price of $4.78 per share.
(7) Mr. Graf, Ms. Strable-Soethout and Mr. Jury disclaim any beneficial ownership with respect to the shares beneficially owned by Principal Financial Group, Inc.
(8) Does not include options to purchase 15,000 shares of common stock granted on January 2, 2001, with an exercise price of $3.56 per share, and options to purchase 5,000 share of common stock granted June 5, 2002, with an exercise price of $4.78 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements except that due to administrative errors (i) a late Form 3 was filed for Deanna Strable-Soethout, disclosing that on October 8, 2002, Ms. Strable-Soethout became a director of the Company and that she holds no securities or derivatives of the Company, and (ii) a late Form 4 was filed for Mr. Frederick H. Graefe, a director, disclosing that Mr. Graefe sold 300 shares of the Company's common stock on April 2, 2002.

                             CERTAIN TRANSACTIONS

   During 2000, the Company entered into a joint venture with Southern Aircraft Leasing Corporation, owned by the Chairman of the Board of the Company, whereby the Company invested $988,500 for a fractional interest of approximately 45% in two aircraft used for corporate business purposes. In December 2002, the Company dissolved the joint venture by acquiring the fractional ownership in its entirety for approximately $725,000. The carrying value of the initial investment at the date of dissolution, together with the $725,000 payment to acquire the fractional interest in its entirety, are recorded as fixed assets at December 31, 2002.

   The Company also utilized the services of an aircraft owned by Southern Aircraft Leasing Corporation for corporate business purposes. For the year needed December 31, 2002, the Company paid approximately $49,000 for utilizing the services of such aircraft.

   Beginning in 2001, the Company maintained a corporate banking relationship with a financial institution controlled by the Chairman of the Board. As of December 31, 2001, the Company had approximately $12,911,000 in demand deposits and a certificate of deposit for $5,371,000 with such institution. In 2002, the Company withdrew all funds and discontinued its banking relationship with the financial institution.

                                 MISCELLANEOUS

   The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of HealthExtras common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

   The Company's Annual Report to Stockholders has been mailed to stockholders of record as of the close of business on April 24, 2003. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

   If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any such shareholder residing at your address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. If you are a beneficial owner who did not receive your own copy of the proxy statement or annual report for the Annual Meeting and want such a copy, you may contact us by calling or writing to us and giving us your name, mailing address, and name of the record holder of your stock. The address you should write to is: HealthExtras, Inc., 2273 Research Boulevard, 2/nd/ Floor, Rockville, MD 20850 Attn: Corporate Secretary. Our phone number is (301) 548-2900.

   A copy of the Company's Form 10-K (without Exhibits) for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders of record upon written request to Corporate Secretary, HealthExtras, Inc., 2273 Research Boulevard, Second Floor, Rockville, Maryland 20850.

                             STOCKHOLDER PROPOSALS

   Proposals that stockholders seek to have included in the proxy statement for the Company's next annual meeting must be received by the Company no later than January 5, 2004. Any such proposals will be subject to the requirements of the proxy rules adopted by the SEC.

   The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must deliver written notice to the Secretary of the Company at the principal executive offices of the Company not less than 90 days before the time originally fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In order for the notice of a stockholder proposal for consideration at the Company's 2003 Annual Meeting of Stockholders to be timely, the Company would have to receive such notice no later than March 5, 2003 assuming the Annual Meeting is held on June 3, 2003 and that the Company provides at least 100 days notice or public disclosure of the date of the meeting. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, the nominating shareholder must also provide all information regarding the nominee as required by Regulation 14A under the Securities Exchange Act of 1934, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director.

                                                                      EXHIBIT A

                 2003 HEALTHEXTRAS, INC. EQUITY INCENTIVE PLAN

1. PURPOSE.

   This Plan is intended to provide the Company and its Affiliates a means to continue using Common Stock as a part of its overall compensation and benefits program. The Company believes this Plan, while giving Participants a proprietary interest in the business of the Company through the granting of Awards, will increase Participant interest in the continued success and progress of the Company. All capitalized terms in the Plan shall have the meaning set forth in Section 16 of the Plan.

2. ELIGIBILITY.

   All Employees, independent contractors, and others who provide services to the Company or its Affiliates are eligible to participate in the Plan.

3. ADMINISTRATION.

   (a) Except as otherwise provided by the Board of Directors, the Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he or she satisfies: (i) such requirements as the U.S. SEC may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; (ii) such requirements as the Internal Revenue Service may establish for non-employee directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; and (iii) such other requirements as established by the Board of Directors.

   (b) The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to non-officer Employees and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act and for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Code.

   (c) The Committee shall:

      (i) select the individuals who are to receive Awards under the Plan;

     (ii) determine the type, number, vesting requirements and other features and conditions of such Awards made under the Plan;

    (iii) interpret the Plan and Award Agreements (as defined below); and

     (iv) make all other decisions related to the operation of the Plan.

   (d) Each Award granted under the Plan shall be evidenced by a written agreement ("Award Agreement"). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the Award holder, and every Award holder, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

      (i) the type of Award granted;

     (ii) the Exercise Price of any Option;

    (iii) the number of shares subject to the Award;

     (iv) the expiration date of the Award;

      (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

     (vi) the restrictions, if any, placed on the Award, or upon shares of Common Stock which may be issued upon the exercise or vesting of the Award.

       The Chairman of the Committee and such other directors and Employees as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards granted under the Plan.

   (e) The Committee may delegate all authority for the determination of forms of payment to be made or received by the Plan and for the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.

4. STOCK SUBJECT TO THE PLAN.

   Subject to adjustment as provided in Section 10 of the Plan, the number of shares of Common Stock reserved for Awards under the Plan is 1,500,000. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Company. Shares underlying outstanding Awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the Awards terminate, expire or are forfeited without vesting or having been exercised, new Awards may be granted with respect to the shares covered by such Awards, subject to the limitations set forth in this
Section 4.

5. OPTIONS.

   The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Options subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

   (a) Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

   (b) Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

   (c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 5(c), an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than pursuant to a domestic relations order or by will or the laws of intestate succession.

   (d) Special Rules for Incentive Stock Options. Notwithstanding the foregoing provisions, the following rules apply to the grant of Incentive Stock
       Options:

      (i) If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the Incentive Stock Option (a "10% Owner"), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

     (ii) An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

    (iii) To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Options in excess of the limit shall be treated as Non-Qualified Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

     (iv) Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

   (e) Acceleration Upon a Change in Control. Upon a Change in Control, all Options held by a Participant as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the Option term.

   (f) Termination of Employment or Service. The following rules apply upon the termination of a Participant's employment or other service:

      (i) In General. Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, a Participant may exercise only those Options that were immediately exercisable by the Participant at the date of termination, and only for a period of three (3) months from the date of termination, or, if sooner, until the expiration of the Option term.

     (ii) Retirement. Unless the Committee determines otherwise, upon a Participant's Retirement, the Participant may exercise only those Options that were immediately exercisable by the Participant at the date of Retirement, and only for a period of one (1) year from the date of Retirement, or, if sooner, until the expiration of the Option term. Incentive Stock Options exercised more than three (3) months from a Participant's Retirement will be treated as Non-Qualified Stock Options.

    (iii) Disability or Death. Unless the Committee determines otherwise, upon termination of a Participant's employment or service due to Disability or death, all Options shall become immediately exercisable and shall remain exercisable for a period of two (2) years from the date of termination, or, if sooner, until the expiration of the Option term. Incentive Stock Options exercised more than one (1) year from a Participant's termination of service or employment due to death or Disability will be treated as Non-Qualified Stock Options.

     (iv) Termination for Cause. Upon Termination for Cause a Participant will forfeit all rights to any unvested or unexercised Options.

6. RESTRICTED STOCK AWARDS.

   The Committee may make grants of Restricted Stock Awards which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

   (a) Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

   (b) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

      (i) The recipient of a Restricted Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares of Common Stock subject to the Restricted Stock Award until full vesting of such shares has occurred, except pursuant to a domestic relations order or by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

     (ii) If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

   (c) Acceleration of Vesting Upon a Change in Control. Upon a Change in Control, all Restricted Stock Awards held by a Participant as of the date of the Change in Control shall immediately vest and any further restrictions shall lapse.

   (d) Termination of Employment or Service. The following rules will govern the treatment of a Restricted Stock Award upon the termination of a Participant 's employment or other service:

      (i) In General. Unless the Committee determines otherwise, upon the termination of a Participant's employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, all unvested Restricted Stock Awards held by the Participant will be forfeited. All rights the Participant had to such unvested Restricted Stock Awards will become null and void.

     (ii) Retirement. Unless the Committee determines otherwise, upon a Participant's Retirement, all unvested Restricted Stock Awards held by the Participant will be forfeited as of his or her Retirement date. All rights the Participant had to such unvested Restricted Stock Awards will become null and void.

    (iii) Disability or Death. Unless otherwise determined by the Committee, in the event of a termination of a Participant's service due to Disability or death, all unvested Restricted Stock Awards held by the Participant shall immediately vest as of the date of such termination.

     (iv) Termination for Cause. Upon Termination for Cause a Participant will forfeit all rights to any unvested Restricted Stock Awards and all unvested Restricted Stock Awards will become null and void.

   (e) Issuance of Certificates. Unless otherwise held in a Trust and registered in the name of the Plan Trustee, reasonably promptly after the date of grant with respect to shares of Common Stock granted pursuant to a Restricted Stock Award, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock Award was granted, evidencing such shares of Common Stock; provided, that the Company shall not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2003 HealthExtras, Inc. Equity Incentive Plan entered into between the registered owner of such shares and HealthExtras, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of HealthExtras, Inc., 2273 Research Boulevard--2nd Floor, Rockville, Maryland 20850."

       This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6(e) shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

   (f) Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on Common Stock with respect to all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Company in the event of forfeiture of the Restricted Stock Award. In the event the Committee establishes a Trust for the Incentive Plan, the Committee may elect to distribute dividends and other distributions at the time the Restricted Stock Award vests or pay the dividends (or other distributions) directly to the Participants.

   (g) Voting of Restricted Stock Awards. Participants who are granted Restricted Stock Awards are entitled to vote, or to direct the Plan Trustee to vote, as the case may be, all unvested shares of Common Stock subject to a Restricted Stock Award.

7. METHOD OF EXERCISING OPTIONS.

   (a) Options may be exercised by giving written notice to the Company stating the number of shares of Common Stock for which the Option is being exercised, accompanied by payment in full by cash, or its equivalent, acceptable to the Company, of the Exercise Price for the shares being purchased and, if applicable, any Federal, state, local or foreign taxes required to be withheld in accordance with the provisions of Section 11 of the Plan. The Committee may establish or direct such additional or different procedures or requirements for the exercise of Options from time to time.

   (b) In the Committee's discretion, payment of the Exercise Price for the shares of Common Stock may be made in whole or in part with other shares of Common Stock which are free and clear of all liens and encumbrances.

   (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares of Common Stock for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or Nasdaq or any Federal, state, local or foreign law. If the Option holder, or other person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares of Common Stock specified in such notice, the Committee shall have the right to terminate the Option with respect to such shares of Common Stock.

8. RIGHTS OF INDIVIDUALS.

   No individual shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Award under this Plan until the date of issuance of a stock certificate for such shares. Nothing contained in this Plan or in any Award Agreement confers on any person the right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate an individual's services.

9. DESIGNATION OF BENEFICIARY.

   With the Committee's consent, a Participant may designate a person or persons to receive, upon the Participant's death, any Award to which the Participant would then be entitled. This designation shall be made upon forms supplied by and delivered to the Company and it may be revoked in writing. If a Participant fails to effectively designate a beneficiary, the Participant's estate shall be deemed to be the beneficiary for purposes of the Plan.

10. DILUTION AND OTHER ADJUSTMENTS.

   In the event of any change in the outstanding shares of Common Stock, by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or any other increase or decrease in such shares, without receipt or payment of consideration by the Company, or in the event an extraordinary capital distribution is made, the Committee may make adjustments to previously granted awards, to prevent dilution, diminution, or enlargement of the rights of individuals, including any or all of the following:

   (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future awards under the Plan;

   (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities that underlie awards already made under the Plan; and

   (c) adjustments in the Exercise Price of outstanding Options.

   The Committee, however, shall not make adjustments that materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Company.

11. TAXES.

   Under this Plan, whenever cash or shares of Common Stock are to be delivered, the Committee is entitled to require as a condition of delivery that:

   (a) the Participant or his beneficiary remit an amount sufficient to satisfy all related federal, state, and local withholding tax requirements;

   (b) the withholding of such sums may come from compensation otherwise due to the Participant or from shares of Common Stock due to the Participant under this Plan; or

   (c) any combination of (a) and (b) above, as permitted by the Committee in its sole discretion.

12. NOTIFICATION UNDER SECTION 83(b).

   The Committee may, on the date of grant or at a later date, prohibit a Participant from making the election described below. If the Committee has not prohibited a Participant from making this election, and the Participant shall, in connection with the exercise of any Award, make the election permitted under
Section 83(b) of the Code, the Participant shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of
Section 83(b) of the Code.

13. AMENDMENT OF THE PLAN AND AWARD GRANTS.

   (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law, regulation, or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring shareholder ratification or approval. Other provisions of this Plan shall remain in full force and effect. No termination, modification, or amendment of this Plan may adversely affect the rights of an individual under an outstanding Award without the written permission of the affected Participant. Notwithstanding the foregoing, the Board of Directors may require shareholder approval of certain Plan amendments in order to satisfy the listing requirements for Nasdaq or a national securities exchange or to obtain securities exemptions under the Exchange Act.

   (b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no amendment shall adversely affect the rights of a Participant under an outstanding Award Agreement without the written consent of the affected Participant.

14. EFFECTIVE DATE AND TERMINATION OF THE PLAN.

   The Plan shall become effective upon adoption by the Company's Board of Directors, subject to approval by the Company's shareholders. The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the effective date; or (ii) the issuance of a number of shares of Common Stock pursuant to the

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exercise of Options and vesting of Restricted Stock Awards equal to the maximum number of shares of Common Stock reserved under the Plan, as set forth in
Section 4. The Board of Directors may suspend or terminate the Plan at any time; provided, however, that no such action will adversely affect a Participant's vested rights under a previously granted Award, without the consent of the affected Participant.

15. APPLICABLE LAW.

   The Plan will be administered in accordance with the laws of the state of Delaware, except to the extent that Federal law is deemed to apply.

16. DEFINITIONS.

   (a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

   (b) "Award" means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options or Restricted Stock Awards.

   (c) "Board of Directors" means the board of directors of the Company.

   (d) "Change in Control" means the occurrence of:

      (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Principal Financial Group, Inc., or an affiliate, or Thomas L. Blair, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) During any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning the period; or

    (iii) The stockholders of the Company approve a definitive agreement regarding:

          (A) the merger or other business combination of the Company with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation;

          (B) the sale or other disposition of all or substantially all of the assets of the Company;

          (C) the merger of another corporation into the Company which survives if, as a result of such merger less than fifty percent (50%) of the outstanding voting securities of the Company shall be owned in the aggregate immediately after such merger by the owners of the voting shares of the Company outstanding immediately prior to such merger.

          (D) the liquidation or dissolution of the Company; or

          (E) any combination of the foregoing.

   (e) "Code" means the Internal Revenue Code of 1986, as amended.

   (f) "Committee" means the Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors to administer the Plan.

   (g) "Common Stock" means the common stock of the Company, par value $.01 per share.

   (h) "Company" means HealthExtras, Inc. and any entity which succeeds to the business of HealthExtras, Inc.

   (i) "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

   (j) "Employee" means any person employed by the Company or an Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under the Plan.

   (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (l) "Exercise Price" means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

   (m) "Fair Market Value" as of a given day means the market price of Common Stock, determined as follows:

      (i) if the Common Stock is not publicly traded, the amount determined by the Committee in good faith on the date of the grant of the Option;

     (ii) if the Common Stock is not traded on a national securities exchange and is not reported on The Nasdaq Stock Market ("Nasdaq"), the closing quoted selling price of the Common Stock on the date of grant of the Option as quoted in "pink sheets" published by the National Daily Quotation Bureau;

    (iii) if the Common Stock is not traded on a national securities exchange and is reported on Nasdaq, the closing Nasdaq reported sales price of the Common Stock on the date of grant of the Option, as reported in the Wall Street Journal; or

     (iv) if the Common Stock is admitted to trading on a national securities exchange, the closing quoted selling price of the Common Stock on the date of grant of the Option, as reported in the Wall Street Journal.

   (n) "Incentive Stock Option" means a stock option granted to a Participant pursuant to the Plan, that is intended to meet the requirements of
       Section 422 of the Code.

   (o) "Non-Qualified Stock Option" means a stock option granted to a Participant pursuant to the Plan that is not intended to be and is not identified as an Incentive Stock Option, or a stock option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

   (p) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

   (q) "Participant" means any person who holds an outstanding Award.

   (r) "Plan" means this 2003 HealthExtras, Inc. Equity Incentive Plan.

   (s) "Restricted Stock Award" means an award of Common Stock granted to a Participant pursuant to Section 6 of the Plan.

   (t) "Retirement" means retirement from employment or service from the Board of Directors with the Company or an Affiliate in accordance with the then current retirement policies of the Company or Affiliate, as applicable.

   (u) "Termination for Cause" means termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

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   (v) "Trust" means a trust that may be established by the Board of Directors in connection with this Plan to hold Common Stock or other property for the purposes set forth in the Plan.

   (w) "Trustee" means any person or entity approved by the Board of Directors or its designee(s) to hold any of the Trust assets.

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